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                                                                  EXHIBIT 99(d)


                         REGISTRATION RIGHTS AGREEMENT


                  THIS AGREEMENT is made as of October 6, 1997, by and among CITADEL COMPUTER SYSTEMS INCORPORATED, a Delaware corporation (the "COMPANY") and CORESTAFF, INC., a Delaware corporation (the "INVESTOR").


                                    RECITALS

                  A. The Company and the Investor are parties to a Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"). In order to induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement.

                  B. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 8 hereof.


                                   AGREEMENT

                  The parties hereto agree as follows:

                  1.       DEMAND REGISTRATIONS.

                           (a)      REQUESTS FOR REGISTRATION.  At any time
after the first anniversary of the date hereof, the holders of a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1, SB-2 or any similar long-form registration ("LONG-FORM REGISTRATIONS"), and the holders of a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3) or any similar short-form registration ("SHORT-FORM REGISTRATIONS") if available. All registrations requested pursuant to this Section 1(a) are referred to herein as "DEMAND REGISTRATIONS". Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

                           (b)      LONG-FORM REGISTRATIONS.  The holders of
Registrable Securities shall be entitled to request (i) one (1) Long-Form Registration in which the Company shall pay all Registration Expenses ("COMPANY-PAID LONG-FORM REGISTRATIONS") and (ii) an unlimited number of Long-Form Registrations each in which the holders of Registrable Securities shall pay



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their share of the Registration Expenses as set forth in Section 5 hereof. Each such Long Form Registration shall be for at least $1,000,000 of the Registrable Securities or 25% of such Registrable Securities. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective and no Company-paid Long-Form Registration shall count as one of the permitted Long-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 75% of the Registrable Securities requested to be included in such registration (unless such registration is a shelf registration, in which event the holders of Registrable Securities have been able to register at least 75% of the Registrable Securities requested to be included in such registration); provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Company-paid Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Company-paid Long-Form Registrations.

                           (c)      SHORT-FORM REGISTRATIONS.  In addition to
the Long-Form Registrations provided pursuant to Section 1(b), the holders of at least 40% of the Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form.

                           (d)      PRIORITY ON DEMAND REGISTRATIONS.  The
Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration therein, without adversely affecting the marketability of the offering, the Company shall include in such registration prior to the inclusion of any securities which are not Registrable Securities (i) first, the number of Registrable Securities requested to be included held by the Investor or its permitted transferees which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder and (ii) second, other registrable securities of the Company included therein, pro rata among such holders on the basis of the amount of Registrable Securities owned by each such holder. Without the consent of the Company and the holders of a majority of the registrable securities included in such registration, any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in Section 5 hereof.

                           (e)      RESTRICTIONS ON LONG-FORM REGISTRATIONS.
The Company shall not be obligated to effect any Long-Form Registration within 180 days after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 and in which there was no reduction



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in the number of Registrable Securities requested to be included.
Notwithstanding the foregoing, in the event that all Registrable Securities are eligible for immediate resale under Rule 144(k), the holders shall sell such Shares under Rule 144 and shall not be entitled to any Long-Form Registration. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company and the holders of a majority of the Registrable Securities agree that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

                           (f)      SELECTION OF UNDERWRITERS.  The holders of a
majority of the Registrable Securities included in any Demand
Registration/Long-Form Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering.

                           (g)      OTHER REGISTRATION RIGHTS.  Except as
provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities.

                  2.       PIGGYBACK REGISTRATIONS.

                           (a)      RIGHT TO PIGGYBACK.  Whenever the Company
proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a "PIGGYBACK REGISTRATION"), the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 25 days after the receipt of the Company's notice.

                           (b)      PIGGYBACK EXPENSES.  The Registration
Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

                           (c)      PRIORITY ON PRIMARY REGISTRATIONS. If a
Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such




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registration (i) first, the securities the Company proposes to sell, (ii)
second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration; provided, however, that in any Piggyback Registration other than the Initial Public Offering of the Company's Common Stock, the holders of Registrable Securities shall be permitted to include in any such registration on pro rata basis not less than 25% of the number of shares of Common Stock proposed to be sold in such offering, unless the holders of a majority of the Registrable Securities requesting such Piggyback Registration agree in writing to reduce such position or to waive their rights under this proviso.

                           (d)      PRIORITY ON SECONDARY REGISTRATIONS.  If a
Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, other securities requested to be included in such registration.

                           (e)      SELECTION OF UNDERWRITERS.  If any Piggyback
Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration. Such approval shall not be unreasonably withheld or delayed.

                           (f)      OTHER REGISTRATIONS.  If the Company has
previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4, Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration, unless a shorter period of time is approved by the holders of a majority of the Registrable Securities included in such previous registration, or unless such registration is a "shelf registration" on Form S-3 that the holders of Registrable Securities have requested to be kept effective for a period of more than 180 days.




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                  3.       HOLDBACK AGREEMENTS.

                           (a)      Each holder of Registrable Securities shall
not effect any public sale or distribution (including sales pursuant to Rule
144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                           (b)      The Company (i) shall not effect any public
sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4, Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                  4. REGISTRATION PROCEDURES. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                           (a)      prepare and file with the Securities and
Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

                           (b)      notify each holder of Registrable Securities
of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in



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such registration statement; provided, however, that if the Company is eligible to use Form S-3, the holders of Registrable Securities may require the Company to keep such registration effective as a "shelf registration" for a period of up to two (2) years;

                           (c)      furnish to each seller of Registrable
Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (d)      use its best efforts to register or qualify
such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                           (e)      notify each seller of such Registrable
Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                           (f)      cause all such Registrable Securities to be
listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                           (g)      provide a transfer agent and registrar for
all such Registrable Securities not later than the effective date of such registration statement;

                           (h)      enter into such customary agreements
(including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to



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expedite or facilitate the disposition of such Registrable Securities
(including effecting a stock split or a combination of shares);

                           (i)      make available for inspection by any seller
of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                           (j)      otherwise use its best efforts to comply
with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (k)      permit any holder of Registrable Securities
which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

                           (l)      in the event of the issuance of any stop
order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

                           (m)      use its best efforts to cause such
Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

                           (n)      obtain a cold comfort letter from the
Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement); and

                           (o)      If the offering is underwritten and at the
request of any seller of Registrable Securities, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the



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underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements contained therein) and (iii) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel.

                  5.       REGISTRATION EXPENSES.

                           (a)      All expenses incident to the Company's
performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "REGISTRATION EXPENSES"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on, the NASD automated quotation system.

                           (b)      In connection with each Demand Registration
and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements (up to $5,000) of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration for the purpose of rendering a legal opinion on behalf of such holders in connection with any underwritten Demand Registration or Piggyback Registration.

                           (c)      To the extent Registration Expenses are not
required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be payable by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

                  6.       INDEMNIFICATION.

                           (a)      The Company agrees to indemnify, to the
extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment



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thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                           (b)      In connection with any registration
statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                           (c)      Any Person entitled to indemnification
hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                           (d)      The indemnification provided for under this
Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and




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shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

                  7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder unless such Person:

                           (a)      in the case of a registration which is
underwritten, agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements; provided, however, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof;

                           (b)      as expeditiously as possible, notifies the
Company, at any time when a prospectus relating to such Person's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading;

                           (c)      complies with all reasonable requests made
by the Company or its counsel with respect to the registration of such Person's Registrable Securities, including, without limitation, providing access to all relevant books and records; and

                           (d)      completes, executes and delivers all
questionnaires, powers of attorney, indemnities, underwriting agreements and other usual and customary documents necessary or appropriate with respect to the offering of such Person's Registrable Securities, and in the case of a registration which is underwritten, necessary or appropriate under the terms of such underwriting arrangements (subject to the provision in paragraph (a) above).

                  8.       DEFINITIONS.

                           (a)      The term "INITIAL PUBLIC OFFERING" shall
mean the first registered public offering of the Company's Common Stock by the Company after the date hereof under the Securities Act with net proceeds to the Company of not less than $5 million.

                           (b)      "REGISTRABLE SECURITIES" means (i) any
Common Stock issued to the Investor pursuant to the Purchase Agreement or upon exercise of the Warrants, (ii) any other Common Stock issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of Common Stock held by the Investor. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to



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a offering registered under the Securities Act or are eligible to be immediately sold to the public through a broker, dealer or market maker in compliance with Rule 144(k) under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually be effected.

                           (b)      Unless otherwise stated, other capitalized
terms contained herein have the meanings set forth in the Purchase Agreement.

                  9.       MISCELLANEOUS.

                           (a)      NO INCONSISTENT AGREEMENTS.  The Company
shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                            (b)      ADJUSTMENTS AFFECTING REGISTRABLE
SECURITIES. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                           (c)      REMEDIES.  Any Person having rights under
any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

                           (d)      AMENDMENTS AND WAIVERS.  Except as otherwise
provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least 75% of the Registrable Securities.

                           (e)      SUCCESSORS AND ASSIGNS.  All covenants and
agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of registrable Securities.

                           (f)      SEVERABILITY.  Whenever possible, each
provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                           (g)      COUNTERPARTS.  This Agreement may be
executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                           (h)      DESCRIPTIVE  HEADINGS.  The descriptive
headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                           (i)      GOVERNING  LAW.  The corporate law of the
State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

                           (j)      NOTICES.  All notices, demands or other
communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or 48 hours after deposited in the United States mail, first class, to the recipient by postage prepaid or by facsimile. Such notices, demands and other communications shall be sent to the Investor and each other holder at the addresses indicated on the Schedule of Holders and to the Company at the address of its corporate headquarters or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                           (k)      NEW PARTIES.  During the term of this
Agreement, the Company may, with the consent of the Company's Board of Directors and the holders of more than 60% of the Registrable Securities, add new Persons as parties to this Agreement by executing a supplemental signature page hereto, and the Schedule of Holders attached hereto as Exhibit A shall be revised and updated accordingly.

                           (l)      TERMINATION OF REGISTRATION  RIGHTS. All
registration rights granted hereunder will expire at such time as 75% of the Registrable Securities originally issued by the Company to the Investor (including those issuable upon exercise of the Warrants) have been sold to the public (either in an offering registered under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act), and the average daily trading volume of the Common Stock over the six-month period immediately preceding the termination is at least one-quarter of one percent (1/4%) of the Company's outstanding Common Stock.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              CITADEL COMPUTER SYSTEMS
                              INCORPORATED



                               By: /s/ Steven B. Solomon
                                 ----------------------------------
                                 Name:  Steven B. Solomon
                                 Title: President and Chief Executive Officer


                               CORESTAFF, INC.



                               By: /s/ Peter T. Dameris
                                  ----------------------------------
                                  Name:  Peter T. Dameris
                                  Title: Senior Vice President

                                                   EXHIBIT A TO
                                                   REGISTRATION RIGHTS AGREEMENT


                              SCHEDULE OF HOLDERS


INVESTOR:

CORESTAFF, INC.
4400 Post Oak Parkway
Suite 1130
Houston, Texas  77027
Attention:        Peter T. Dameris
                  Senior Vice President, General Counsel
                  and Secretary